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                                                                 Exhibit 23.2

Once the exchange of stock described in note 1 to the accompanying consolidated financial statements has been consummated, we will be in a position to render the following consent:



                       "CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 29, 2000 relating to the consolidated financial statements and financial statement schedules of Charles River Laboratories International, Inc., which appear in such Registration Statement.
We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
June 6, 2000"